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                                                                    EXHIBIT 10.4











                 MANAGEMENT SERVICES AND FACILITIES AGREEMENT

                         DATED AS OF _________, 2001,

                                 BY AND BETWEEN

                            ICN PHARMACEUTICALS, INC.

                                       AND

                                RIBAPHARM INC.
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                 MANAGEMENT SERVICES AND FACILITIES AGREEMENT

      This MANAGEMENT SERVICES AND FACILITIES AGREEMENT (this "Agreement") is made and entered into as of ________, 2001, by and between ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN"), and Ribapharm Inc., a Delaware corporation and a wholly owned subsidiary of ICN ("Ribapharm"). Certain capitalized terms used herein are defined in Section 1.01 of this Agreement.

                                    RECITALS

      WHEREAS, the Board of Directors of ICN has determined that it would be in the best interests of ICN and its stockholders to separate certain assets and businesses from ICN;

      WHEREAS, ICN has caused Ribapharm to be incorporated in order to effect such separation;

      WHEREAS, ICN has, pursuant to resolutions of its Board of Directors adopted on August 7, 2000, contributed to Ribapharm, certain assets, including its nucleoside analog library, subject to certain consents, the Exclusive License and Supply Agreement between ICN and Schering-Plough Ltd. dated July 28, 1995, as amended, and the Costa Mesa Facility (as defined below);

      WHEREAS, Ribapharm has previously filed the IPO Registration Statement (as herein defined) with the Securities and Exchange Commission but it has not yet become effective;

      WHEREAS, immediately following the consummation of the Initial Public Offering (as herein defined), ICN will own all of the Class B Common Stock, par value $.01 per share, of Ribapharm (the "Ribapharm Class B Common Stock");

      WHEREAS, ICN has heretofore occupied a portion of Ribapharm's Costa Mesa, California facility located at 3300 Hyland Avenue (the "Costa Mesa Facility") and, directly or indirectly, provided certain administrative and corporate support services;

      WHEREAS, on the terms and subject to the conditions set forth herein, ICN desires to continue on a transitional basis its use of a portion (subject to reduction) of the Costa Mesa Facility, Ribapharm desires to retain ICN as an independent contractor on a transitional basis to provide, directly or indirectly, certain services set forth in Schedule I hereto to Ribapharm after the Initial Public Offering and Ribapharm desires to provide certain regulatory affairs services to ICN; and

      WHEREAS, on the terms and subject to the conditions set forth herein, Ribapharm desires to permit ICN's continued use of a portion of the Costa Mesa Facility, ICN desires to provide, directly or indirectly, such services to Ribapharm and ICN desires to retain Ribapharm as an independent contractor on a transitional basis to provide certain regulatory affairs services.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ICN and Ribapharm, for themselves, their successors and assigns, hereby agree as follows:


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                                    ARTICLE I
                                   DEFINITIONS


      Section 1.01. DEFINITIONS. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

      "Affiliation Agreement" means the Affiliation Agreement dated as of the date hereof by and between ICN and Ribapharm.

      "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

      "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

      "Claim" has the meaning ascribed thereto in Section 5.04.

      "Costa Mesa Facility" has the meaning ascribed thereto in the recitals.

      "Disputes" has the meaning ascribed thereto in Section 7.01.

      "Dispute Notice" means written notice of any dispute between ICN and Ribapharm arising out of or relating to this Agreement, which shall set forth, in reasonable detail, the nature of the dispute.

      "Facility Costs" means depreciation, utilities, security, parking, building maintenance, property taxes, insurance, cleaning services, net costs of cafeteria services and all other non-capital expenditure costs relating to a facility as a whole or to the common areas of a facility.

      "ICN" has the meaning ascribed thereto in the preamble.

      "ICN Costs Share" has the meaning ascribed thereto in Section 4.03.

      "ICN Entities" means ICN and its Subsidiaries and "ICN Entity" shall mean any of the ICN Entities.

      "ICN Indemnified Person" has the meaning ascribed thereto in Section 5.01.

      "Indemnifying Party" means a Person that is obligated to provide indemnification under this Agreement.

      "Indemnitee" means a Person that is entitled to seek indemnification under this Agreement.

      "Indemnity Payment" means an amount that an Indemnifying Party is required to pay to an Indemnitee under this Agreement.


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      "Initial Public Offering" means the initial public offering by ICN of shares of Ribapharm Class A Common Stock as contemplated by the IPO Registration Statement.

      "Initial Term" has the meaning ascribed thereto in Section 6.01(a).

      "Insurance Proceeds" means the payment received by an insured from an insurance carrier or paid by an insurance carrier on behalf of the insured, net of any applicable premium adjustment and tax effect.

      "IPO Registration Statement" means the Registration Statement on Form S-1, Registration No. 333-39350, of Ribapharm, as supplemented and amended from time to time.

      "LIBOR Rate" means, for any day, the rate for six-month U.S. Dollar deposits which appears on Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such page as may replace Telerate Page 3750, as of 11:00 a.m. (London time) on such date, or, if neither such page is so published, a comparable rate as determined in good faith by ICN.

      "Losses" means all losses, liabilities, claims, obligations, demands, judgments, damages, dues, penalties, assessments, fines (civil or criminal), costs, liens, expenses, forfeitures, settlements, or fees, reasonable attorneys' fees and expenses and court costs, of any nature or kind, whether or not the same would properly be reflected on a balance sheet, and "Loss" means any of these.

      "Notice" means any notice, request, claim, demand, or other communication under this Agreement.

      "Outsourced Service" has the meaning ascribed thereto in Section 2.03.

      "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

      "Request" has the meaning ascribed thereto in Section 5.04.

      "Ribapharm" has the meaning ascribed thereto in the preamble.

      "Ribapharm Class A Common Stock" has the meaning ascribed thereto in the recitals.

      "Ribapharm Class B Common Stock" has the meaning ascribed thereto in the recitals.

      "Separate Counsel" has the meaning ascribed thereto in Section 5.03(b).

      "Service Agent" means (i) for ICN, The Corporation Trust Company, with offices on the date hereof at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801; and (ii) for Ribapharm, The Corporation Trust Company, with offices on the date hereof at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801.

      "Service Charges" has the meaning ascribed thereto in Section 3.01(c).


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      "Services" means the services provided by ICN to Ribapharm as described in
Schedule I hereto and regulatory affairs services provided by Ribapharm to ICN.

      "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof; provided, however, that any reference in this Agreement to a Subsidiary or Subsidiaries of ICN shall not include Ribapharm and its Subsidiaries.

      "Tax" or "Taxes" has the meaning set forth in the Tax Sharing Agreement.

      "Tax-Related Losses" means (i) all federal, state and local Taxes (including interest and penalties thereon) imposed pursuant to any settlement, final determination, judgment or otherwise; (ii) all accounting, legal and other professional fees, and court costs incurred in connection with such taxes; and
(iii) all costs and expenses that may result from adverse tax consequences to ICN payable by an ICN Entity.

      "Tax Sharing Agreement" means the Tax Sharing Agreement between ICN and Ribapharm dated as of the date hereof.

      "Third-Party Claim" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person other than ICN or Ribapharm or any of their respective Subsidiaries and affiliates which gives rise to a right of indemnification hereunder.

      Section 1.02. INTERNAL REFERENCES. Unless the context indicates otherwise, references to the parties shall mean the parties to this Agreement.

                                  ARTICLE II
                           PURCHASE AND SALE OF SERVICES

      Section 2.01. PURCHASE AND SALE OF SERVICES. On the terms and subject to the conditions set forth in this Agreement and in consideration of the Service Charges described below, ICN agrees to provide to Ribapharm, and Ribapharm agrees to purchase from ICN, the services described on Schedule I hereto and Ribapharm agrees to provide to ICN, and ICN agrees to purchase from Ribapharm certain regulatory affairs services. Unless otherwise specifically agreed by ICN and Ribapharm, the Services to be provided hereunder shall be substantially similar in scope, quality and nature to those provided prior to the Initial Public Offering and shall be performed by the same or similarly qualified personnel; provided, however, that the selection of personnel to perform the Services shall be at the reasonable discretion of the party providing the Service.

      Section 2.02. ADDITIONAL SERVICES. In addition to the Services to be provided by ICN pursuant to Section 2.01, if requested by Ribapharm, and to the extent that ICN and Ribapharm may mutually agree in writing, ICN shall provide additional services to Ribapharm. The scope of any such services, as well as the term, costs and other terms and conditions


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applicable to such services, shall be as mutually agreed by ICN and Ribapharm.
Nothing herein shall create any obligation on the part of ICN to provide any additional services.

      Section 2.03. SERVICES PERFORMED BY THIRD PARTIES. At its option, ICN may cause any Service it is required to provide hereunder to be provided by any third party that is providing, or may from time to time provide, the same or similar services for ICN (an "Outsourced Service"). ICN shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided.

      Section 2.04. IMPRACTICABILITY AND FORCE MAJEURE. Neither ICN nor Ribapharm shall be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the control of ICN or Ribapharm, as the case may be, or to the extent the provision of such Service would require ICN or Ribapharm, as the case may be, to violate any applicable laws, rules or regulations. ICN or Ribapharm, as the case may be, shall have no obligation to perform or cause the Services to be performed if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment or any other cause or circumstance beyond the control of ICN or, if applicable, third party providers of services to ICN. Each party will notify the other party of any such event affecting Services to it is required to perform. Each party agrees that following any such event, the other party shall have no obligation to pay for the Services affected thereby and the party required to perform the Services will use its reasonable best efforts to restore such Services.

                                   ARTICLE III
                                 SERVICE CHARGES

      Section 3.01. SERVICE CHARGES. (a) The charge for each Service provided hereunder directly by Ribapharm or ICN shall be equal to all costs reasonably incurred by Ribapharm or ICN in providing such Service. Such costs shall include, but are not limited to, appropriate allocation of overhead costs, personnel costs (e.g., compensation and fringe benefits), travel, and office costs associated with functions performing such Services.

      (b) The charge for each Outsourced Service provided to Ribapharm hereunder shall be equal to all costs reasonably incurred by ICN in providing such Outsourced Service, including, without limitation, any reasonable third-party costs and expenses incurred by ICN on behalf of Ribapharm. If ICN incurs third-party costs or expenses on behalf of Ribapharm as well as any ICN Entity, ICN will allocate any such costs or expenses in good faith between Ribapharm and the various ICN Entities on behalf of which such costs or expenses were incurred. ICN shall apply usual and accepted accounting conventions in making such allocations and ICN or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. ICN shall make copies of such books and records available to Ribapharm upon request and with reasonable notice.

      (c) The parties intend that the Service charges referred to in paragraphs
(a) and (b) above (collectively, the "Service Charges") will allow ICN to recover the fully allocated costs of providing the Services and Outsourced Services hereunder plus all out-of-pocket, third-party costs, charges and expenses, but without any profit to ICN.


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      Section 3.02. INVOICING AND SETTLEMENT OF COSTS. (a) The party providing each Service shall invoice the party receiving the Service for all Service Charges for each calendar month within thirty (30) days following the end of such month, provided that any failure to provide an invoice within such time period shall not relieve the party receiving such Service of its obligation to pay an invoice received after such date. All invoices shall include a reasonably detailed description of the Services performed.

      (b) Subject to Section 3.02(c) below, the party receiving such Service shall pay within 30 days following its receipt of any invoice pursuant to paragraph (a), without set-off, all amounts invoiced during the preceding calendar month. If the party receiving such Service fails to pay any undisputed monthly payment within 60 days following its receipt of any invoice pursuant to paragraph (a), such party shall pay, in addition to the amount indicated in such invoice, a rate of interest equal to the LIBOR Rate plus 200 basis points per annum on such amount for the period such amount remains unpaid.

      (c) In the event of a dispute as to the propriety of any amount invoiced pursuant to paragraph (a) above, the party receiving the Service shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute (and shall not be obligated to pay interest on the amount so withheld) and shall endeavor to notify the party providing the Service within 10 Business Days from receipt of any disputed invoice of the disputed amount and the reasons each such charge is disputed by the party receiving the Service, provided that the failure to so notify the party providing the Service within such time period shall not prevent the party receiving the Service from disputing such invoice. The party providing the Service shall provide to the party receiving the Service, or shall cause its Subsidiaries to so provide, records relating to the disputed amount so as to enable the parties to resolve the dispute. The parties shall use reasonable efforts to resolve any such dispute promptly.

      (d) Any invoice or payment not disputed in writing by either party within 180 days of such invoice or payment, as the case may be, shall be considered final and no longer subject to adjustment.

                                   ARTICLE IV
                                   FACILITIES

      Section 4.01. ICN USE OF COSTA MESA FACILITY. Subject to Section 4.02, Ribapharm hereby grants to ICN and ICN hereby accepts from Ribapharm an exclusive license to use the portion of Ribapharm's Costa Mesa Facility used primarily by ICN as of the date of the Initial Public Offering as described in
Schedule II hereto (the "ICN Space") and a non-exclusive license to use the portion of the common areas of the Costa Mesa Facility relating to or useful in connection with the use by ICN of the ICN Space as described in Schedule III hereto (the "ICN Common Areas") commencing on the date of the Initial Public Offering and terminating on December 31, 2003 or such earlier date as specified by ICN pursuant to Section 4.02. ICN shall not have any right to renew such rights of use past December 31, 2003.

      Section 4.02. REDUCTIONS IN ICN SPACE AND ICN COMMON AREAS. At least ten
(10) days prior to the commencement of each calendar month, ICN may give notice to Ribapharm of its intention to terminate its exclusive license to use all or any portion of the ICN Space, in which case ICN's exclusive license to use such portion of the ICN Space pursuant to


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Section 4.01 shall terminate as of the commencement of such month and ICN's non-exclusive license to use the portions of the ICN Common Areas which do not relate to and are not useful in connection with any remaining portion of the ICN Space shall terminate as of the commencement of such month. In addition, ICN may, by giving Ribapharm at least 30 days notice, elect to terminate all of its rights of use pursuant to Section 4.01, as of a date specified in such notice.

      Section 4.03. REIMBURSEMENTS TO RIBAPHARM. (a) ICN shall be liable, on a monthly basis, to Ribapharm for ICN's share of Ribapharm's Facility Costs in an amount (the "ICN Costs Share") equal to Ribapharm's Facility Costs for the Costa Mesa Facility for each month multiplied by a fraction, the numerator of which is the square footage comprising the portion of the ICN Space (as reduced pursuant to Section 4.02) as to which ICN had the exclusive license to use as of the first day of that month and the denominator of which is the total square footage (excluding common areas) comprising the Costa Mesa Facility. In the case of any month during which all of ICN's rights of use pursuant to Section 4.01 commence or terminate, the ICN Costs Share shall be reduced pro rata based upon the percentage of the days in such month during which ICN's rights of use pursuant to Section 4.01 were in effect.

      (b) Ribapharm shall invoice ICN for the ICN Costs Share for each month within thirty (30) days following the end of such month, provided that any failure by Ribapharm to provide an invoice within such time period shall not relieve ICN of its obligation to pay an invoice received after such date. All invoices shall include a reasonably detailed description of Ribapharm's Facility Costs and the method of calculation of the ICN Costs Share. If Ribapharm is unable to determine the exact amount of Ribapharm's Facility Costs for the Costa Mesa Facility it may in good faith estimate such amount, with appropriate adjustments when such amount is determined.

      (c) Subject to Section 4.03(d) below, ICN shall pay within 15 days following its receipt of any invoice from Ribapharm pursuant to paragraph (b), without set-off, all amounts invoiced by Ribapharm pursuant to paragraph (b) above. If ICN fails to pay any invoice within 30 days following its receipt thereof, ICN shall pay, in addition to the amount indicated in such invoice, the LIBOR Rate plus 200 basis points interest per annum on such amount for the period such amount remains unpaid. If ICN fails to pay any invoice within 60 days following its receipt thereof or if ICN defaults in observing or fulfilling any of its other obligations under this License to be observed or fulfilled by ICN for a period of fifteen (15) days after notice from Ribapharm of such default, Ribapharm may, upon the expiration of such applicable period, terminate the licenses granted by this Article IV by delivering notice thereof to ICN, and the term of such licenses shall cease and expire on the termination date specified in said notice with the same force and effect as if such date were originally provided herein as the expiration date for such licenses, and ICN shall be liable for any and all sums or damages to which Ribapharm may lawfully be entitled at law or in equity.

      (d) In the event of a dispute as to the propriety of the amount invoiced, ICN shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount which ICN may in its reasonable judgment believe is in dispute (and shall not be obligated to pay interest on the amount so withheld) and shall endeavor to notify Ribapharm within 10 Business Days from receipt of any disputed invoice of the disputed amount and the reasons each such charge is disputed by ICN, provided that the failure to so notify Ribapharm within such time period shall


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not prevent ICN from disputing such invoice. Ribapharm shall provide to ICN records relating to the disputed amount so as to enable the parties to resolve the dispute. The parties shall use reasonable efforts to resolve any such dispute promptly.

      (e) Any invoice not disputed in writing within 60 days of receipt of such invoice, shall be considered final and no longer subject to adjustment.

      Section 4.04. FURTHER OBLIGATIONS RELATING TO THE FACILITIES. (a) The licenses granted to ICN under this Article IV afford ICN a personal privilege with respect to the use and occupancy of the ICN Space and the ICN Common Areas. Neither license is intended to be nor shall they in any way be deemed to be lease, sublease or easement. No leasehold interest or other right, title and/or interest in the ICN Space or the ICN Common Areas, or any part of either, shall be deemed created or granted to ICN by anything contained herein. The licenses merely grant to ICN a limited right to enter upon and occupy the ICN Space and the ICN Common Areas in accordance with the terms and conditions hereof. Without the prior written consent of Ribapharm, ICN shall not (i) assign any rights or duties under this Article IV, (ii) sublet any portion of the ICN Space or ICN Common Areas, (iii) allow any other person to occupy or use the ICN Space or ICN Common Areas or (iv) encumber, license or otherwise transfer any of ICN's rights under this Article IV. A consent to one assignment, sublease, occupation encumbrance or other or use by any other person shall not be a consent to any subsequent assignment, sublease or occupation or use by another person. Any assignment or subletting or other transfer by ICN without Ribapharm's prior written consent shall be void.

      (b) In the event of the destruction or condemnation of all or any portion of the ICN Space or the ICN Common Areas, ICN's rights of use with respect to such destroyed or condemned portion pursuant to Section 4.01 shall terminate and Ribapharm shall have no liability to ICN on account of such destruction or condemnation.

      (c) ICN shall take good care of the ICN Space and ICN Common Areas and shall not alter, repair or change the ICN Space or ICN Common Areas without the prior written consent of Ribapharm.

      (d) All alterations, improvements and changes that ICN may desire to the ICN Space shall be done at the expense of ICN and shall become the property of Ribapharm, provided that, at Ribapharm's option, ICN shall, at its expense, and without damage to the Costa Mesa Facility remove from any portion of the ICN Space with respect to which ICN's exclusive license pursuant to Section 4.01 has terminated (to the extent practicable) any such alterations, improvements or changes. ICN shall not make any such alterations, improvements or changes without the prior written consent of Ribapharm.

      (e) Any and all damage or injury done to the Costa Mesa Facility by ICN or any person who may be in or on the ICN Space or ICN Common Areas (with or without ICN's consent) shall be repaired by ICN at ICN's expense.

      (f) Upon the expiration or earlier termination of the licenses, or any portion thereof, granted under this Article IV, ICN shall quit and surrender the ICN Space and/or the ICN Common Areas, or portion thereof, as applicable, in the same condition as the same were initially delivered to ICN. If ICN shall fail to so quit and surrender the same, in addition to all other


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rights and remedies available to Ribapharm, ICN shall pay to Ribapharm, for each day that ICN so fails to quit and surrender the same following the date it was required to do so, an amount equal to two (2) times the ICN Cost Share payable hereunder for each such day and all costs and expenses (including, without limitation, attorneys' fees, court costs and disbursements) incurred by Ribapharm in enforcing its rights and remedies.

      (g) ICN shall permit Ribapharm and Ribapharm's agents to enter the ICN Space to inspect, clean, repair, perform janitorial services, perform maintenance, and make alterations, additions or improvements.

      (h) ICN shall not use or permit the use of the ICN Space or ICN Common Areas except in accordance with the uses of such areas as of the date of this Agreement. ICN shall not permit any act, sale or storage in the ICN Space or ICN Common Areas that may be prohibited under Ribapharm's fire or casualty insurance policies or under any applicable law or zoning regulations. ICN shall not use or permit the use of the ICN Space or ICN Common Areas in a manner that shall result in: (1) waste on the ICN Space or ICN Common Areas; (2) a public or private nuisance; (3) improper, unlawful or objectionable use; or (4) noises, odors or vibrations that may disturb other tenants, including Ribapharm. ICN shall comply with all governmental regulations and statutes affecting the ICN Space or ICN Common Areas now or in the future.

      (i) ICN waives all claims against Ribapharm for damages to goods or for injuries to persons on or about the ICN Space or ICN Common Areas from any cause arising at any time. ICN hereby indemnifies Ribapharm on account of any damage or injury to any person, or to the goods of any person, arising from the use of the ICN Space or ICN Common Areas by ICN or any of its employees, guests, contractors or invitees, or arising from the failure of ICN to keep in good condition the portion of the ICN Space with respect to which ICN has an exclusive license. ICN agrees to pay for all damage to the Costa Mesa Facility, as well as all damage or injury suffered by tenants, occupants, guests or invitees of the Costa Mesa Facility caused by the misuse or neglect of the ICN Space or ICN Common Areas by ICN.

      (j) Ribapharm has made and is making no representations or warranties with respect to the ICN Space, the ICN Common Areas or the Costa Mesa Facility and no licenses or other rights are acquired by ICN by implication or otherwise except as expressly set forth herein. ICN shall accept possession of the ICN Space in the condition that exists on the date of the Initial Public Offering "as is", and Ribapharm shall have no obligation at any time to perform any work or make any installation or pay any sums in order to prepare the ICN Space or the ICN Common Areas (as initially constituted or hereafter constituted) for ICN's occupancy.

      (k) ICN's obligations under this Article IV shall not be impaired or its performance excused because of any failure or delay of Ribapharm in providing any utilities, repairs or services to the ICN Space or ICN Common Areas.

      (l) Ribapharm and ICN each represents and warrants to the other that it has not dealt with any broker in connection with this Agreement.


                                  ARTICLE V
                      LIMITATION OF LIABILITY; INDEMNIFICATION


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      Section 5.01. LIMITATION OF LIABILITY. (a) Ribapharm agrees that ICN and each of its Subsidiaries and each of their respective directors, officers, agents and employees (each, an "ICN Indemnified Person") shall only be liable to Ribapharm for or in connection with the Services rendered or to be rendered by any ICN Indemnified Person pursuant to this Agreement, the use by ICN of the ICN Space or the ICN Common Areas, the transactions contemplated hereby or any ICN Indemnified Person's actions or inactions in connection with any such Services or transactions for claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from, or arising out of, breach of contract, negligence or willful misconduct on the part of any ICN Indemnified Person.

      (b) ICN agrees that Ribapharm and each of its respective directors, officers, agents and employees (each, an "Ribapharm Indemnified Person") shall only be liable to ICN for or in connection with the Services rendered or to be rendered by any Ribapharm Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Ribapharm Indemnified Person's actions or inactions in connection with any such Services or transactions for claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from, or arising out of, breach of contract, negligence or willful misconduct on the part of any Ribapharm Indemnified Person.

      Section 5.02. INDEMNIFICATION. (a) Ribapharm agrees to indemnify and hold harmless each ICN Indemnified Person from and against any Losses arising out of or in connection with Services rendered or to be rendered by any ICN Indemnified Person pursuant to this Agreement, the transactions contemplated hereby (other than the transactions contemplated by Article IV hereof which shall be governed by the indemnification provisions of Article IV) or any ICN Indemnified Person's actions or inactions in connection with any such Services or transactions except for claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from, or arising out of, breach of contract, negligence or willful misconduct on the part of any ICN Indemnified Person.

      (b) ICN agrees to indemnify and hold harmless each Ribapharm Indemnified Person from and against any Losses arising out of or in connection with Services rendered or to be rendered by any Ribapharm Indemnified Person pursuant to this Agreement, the transactions contemplated hereby (other than the transactions contemplated by Article IV hereof which shall be governed by the indemnification provisions of Article IV) or any Ribapharm Indemnified Person's actions or inactions in connection with any such Services or transactions except for claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from, or arising out of, breach of contract, negligence or willful misconduct on the part of any Ribapharm Indemnified Person.

      Section 5.03. PROCEDURE FOR INDEMNIFICATION INVOLVING THIRD-PARTY CLAIMS.
(a) Notice of Claim. If any Indemnitee receives notice of the assertion of any Third-Party Claim with respect to which an Indemnifying Party is obligated under this Agreement to provide indemnification, such Indemnitee shall give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of any Indemnitee to give notice as provided in this Section shall not relieve any Indemnifying Party of its obligations under this Article V (or any other indemnification provision of this Agreement), except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

      (b) Obligation of Indemnifying Party. An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim, then, within ten Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third-Party Claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim. Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Article V (or any other indemnification provision of this Agreement) for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the preceding sentence; provided, however, that such Indemnitee shall have the right to employ one law firm as counsel, together with a separate local law firm in each applicable jurisdiction ("Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in such Indemnitee's reasonable judgment at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or there may be defenses available to such Indemnitee which are different from or in addition to those available to such Indemnifying Party and the representation of both parties by the same counsel would be inappropriate, and in that event the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Separate Counsel (excluding local counsel) with respect to any Third-Party Claim (even if against multiple Indemnitees)). If an Indemnifying Party elects not to defend against a Third-Party Claim, or fails to notify an Indemnitee of its election as provided in this Article V within the period of ten Business Days described above, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder) on an as incurred basis; provided, however, that no such Indemnitee may compromise or settle any such Third-Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that would be reasonably likely to have a material adverse effect on the Indemnitee.

      (c) Joint Defense of Certain Claims. Notwithstanding the provisions of
Section 5.05(b), ICN and Ribapharm shall jointly control the defense of, and cooperate with each other with respect to defending, any Third-Party Claim with respect to which each party is claiming that it is entitled to indemnification under this Article V (or any other indemnification provision of this Agreement). If either ICN or Ribapharm fails to defend jointly any such Third-Party

Claim, the other party shall solely defend such Third-Party Claim and the party failing to defend jointly shall use all commercially reasonable efforts to cooperate with the other party in its defense of such Third-Party Claim; provided, however, that neither party may compromise or settle any such Third-Party Claim without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All costs and expenses of either party in connection with, and during the course of, the joint control of the defense of any such Third-Party Claim shall be initially paid by the party that incurs such costs and expenses. Such costs and expenses shall be reallocated and reimbursed in accordance with the respective indemnification obligations of the parties on a periodic basis (but in no event later than the conclusion of the defense of such Third-Party Claim).

      Section 5.04. PROCEDURE FOR INDEMNIFICATION NOT INVOLVING THIRD-PARTY CLAIMS. If any Indemnitee desires to assert against an Indemnifying Party any claim for indemnification under this Article V other than a Third-Party Claim (a "Claim"), the Indemnitee shall deliver to the Indemnifying Party notice of its demand for satisfaction of such Claim (a "Request"), specifying in reasonable detail the amount of such Claim and the basis for asserting such Claim. Within 30 days after the Indemnifying Party has been given a Request, the Indemnifying Party shall either (i) satisfy the Claim requested to be satisfied in such Request by delivering to the Indemnitee payment by wire transfer or a certified or bank cashier's check payable to the Indemnified Party in immediately available funds in an amount equal to the amount of such Claim, or (ii) notify the Indemnitee that the Indemnifying Party contests such Claim by delivering to the Indemnitee a Dispute Notice, stating that the Indemnifying Party objects to such Claim and specifying in reasonable detail the basis for contesting such Claim. Any dispute described in clause (ii) of this Section 5.04 shall be subject to the provisions of Section 7.01.

      Section 5.05. EXCLUSIVE REMEDIES. Except for the right to pursue equitable remedies, the remedies provided in this Article V shall be deemed the sole and exclusive remedies of the parties with respect to the subject matters of the indemnification provisions of this Agreement.

                                   ARTICLE VI
                              TERM AND TERMINATION


      Section 6.01. TERM. (a) This Agreement shall commence on the date of the Initial Public Offering and shall terminate on December 31, 2003 (the "Initial Term"); provided, however, that ICN and Ribapharm may, by mutual agreement, provide for the continuation of certain services after the Initial Term.

      (b) The obligation of ICN to provide legal Services under this Agreement shall automatically terminate on the date that ICN ceases to own at least 50% of the combined voting power of the outstanding shares of Ribapharm Class A Common Stock and Ribapharm Class B Common Stock.

      (c) Either party may terminate this Agreement with respect to any one or more of the Services if the other party shall have failed to perform any of its material obligations under this Agreement relating to any such Service or Services, the aggrieved party has notified the other party in writing of such failure, and such failure shall have continued for a period of 30 days after receipt by the other party of notice of such failure.

      (d) Ribapharm may terminate any one of the Services listed on Schedule I hereto individually upon 30 days written notice to ICN and such termination will not effect the obligations of the parties under this Agreement regarding any other Services listed on Schedule I hereto.

      (e) The provisions of Article IV shall commence and terminate as provided therein.

      Section 6.02. EFFECT OF TERMINATION. Other than as required by law, upon termination of any Service pursuant to Section 6.01, ICN will have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and Ribapharm will have no obligation to pay any fees relating to such Service or make any other payments hereunder; provided, however, that notwithstanding such termination, (i) Ribapharm shall remain liable to ICN for fees owed and payable in respect of any Service provided prior to the effective date of the termination and (ii) the provisions of Articles III, IV, V, VI and VII shall survive any such termination.



                                   ARTICLE VII
                                  MISCELLANEOUS


      Section 7.01. DISPUTE RESOLUTION. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 7.01. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration, litigation or other third party dispute resolution mechanisms. If any Dispute remains unsettled, the parties hereby agree to mediate such Dispute using a mediator reasonably acceptable to all parties involved in such Dispute. If the parties are unable to resolve such dispute through mediation, each party will be free to commence litigation proceedings for the resolution thereof. No party shall be entitled to consequential, special, exemplary or punitive damages.

      Section 7.02. AUTHORITY. Each of the parties hereto represents and warrants to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles. The representations and warranties contained in this Section 7.02 shall survive the execution and delivery hereof until the expiration of all applicable statutes of limitations.

      Section 7.03. COMPLETE AGREEMENT. Except as otherwise set forth in this Agreement, this Agreement and the exhibits hereto shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter. Notwithstanding anything to the contrary contained herein, Ribapharm shall not be charged anything under this Agreement for any Services that are specifically required to be performed under any other agreement between ICN and Ribapharm and any such other Services shall be performed and charged for in accordance with the terms of such other agreement.

      Section 7.04. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (without giving effect to the conflict of laws principles thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

      Section 7.05. NOTICES. All Notices and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      (a)   If to ICN, to:

            ICN Pharmaceuticals, Inc.
            3300 Hyland Avenue
            Costa Mesa, CA  92626
            Attention:  David Watt, Esq.


      (b)   If to Ribapharm, to:

            Ribapharm Inc.
            3300 Hyland Avenue
            Costa Mesa, CA  92626
            Attention:  Harry Roosje, Esq.


or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery or when delivery is refused. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first Business Day at the place at which such notice or communication is received following the day on which such notice or communication was sent.

      Section 7.06. AMENDMENT AND MODIFICATION. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto.

      Section 7.07. BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of either party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party.

      Section 7.08. THIRD PARTY BENEFICIARIES. The Indemnitees and their respective successors shall be third party beneficiaries of the indemnification provisions of Article V, as applicable, and shall be entitled to enforce those provisions and in connection with such enforcement shall be subject to Section 7.05, in each such case as fully and to the same extent as if they were parties to this Agreement. Except as provided in the previous sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person (other than as provided in the previous sentence) shall be deemed a third party beneficiary under or by reason of this Agreement. Each of ICN and Ribapharm acknowledges that the Services shall be provided only with respect to the business of the other party and its Subsidiaries as currently operated and as currently projected to be operated or as mutually agreed by the parties hereto. Each of ICN and Ribapharm shall not request performance of any Service for the benefit of any entity other than the other party and its Subsidiaries. Each of ICN and Ribapharm represents and agrees that the other party will use the Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with past practices. Each party reserves the right to take all actions, including termination of any particular Service, that it reasonably believes to be necessary to assure compliance with applicable laws and regulations. Each party will notify the other party promptly of the reasons for any such termination of Services.

      Section 7.09. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

      Section 7.10. WAIVER. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

      Section 7.11. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 7.12. REMEDIES. Each of ICN and Ribapharm shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of ICN and Ribapharm acknowledges and agrees that under certain circumstances the breach by ICN or any of its Affiliates or Ribapharm or any of its Affiliates of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

      Section 7.13. PERFORMANCE; NO AGENCY. Each of the parties hereto shall use all commercially reasonable efforts to cause to be performed all actions, agreements and obligations set forth herein to be performed by any Affiliate of such party. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

      Section 7.14. REFERENCES; CONSTRUCTION. The section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. Unless the context otherwise requires, any reference to an "Article," "Section" or "Schedule" shall be deemed to refer to an article, section or schedule of or to this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," or "including" are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words "without limitation."

                                  * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.





                                         RIBAPHARM INC.





                                         By
                                                -------------------------------
                                         Name
                                                -------------------------------
                                         Title:
                                                -------------------------------



                                         ICN PHARMACEUTICALS, INC.





                                         By
                                                -------------------------------
                                         Name
                                                -------------------------------
                                         Title:
                                                -------------------------------

                                                                    SCHEDULE I


                        ICN Pharmaceuticals, Inc. ("ICN")
                          Ribapharm Inc. ("Ribapharm")

                               MANAGEMENT SERVICES
                                    POST IPO

   SERVICE                               DESCRIPTION
    AREA
--------------------------------------------------------------------------------
Corporate      Continue to provide general corporate affairs services
Affairs        commensurate with past efforts. Information Continue to provide information services commensurate with past Services efforts.
--------------------------------------------------------------------------------
Legal          Continue to provide general corporate, intellectual property, and legal management services commensurate with past efforts.
--------------------------------------------------------------------------------
Human          Continue to provide general human resources services
Resources      commensurate with past efforts.  Assistance setting up all
               Ribapharm benefit plans.
--------------------------------------------------------------------------------
Finance        Continue to provide general finance services commensurate with past efforts.
--------------------------------------------------------------------------------
Investor       Communication of Ribapharm's strategy and performance to
Relations      investor community.
--------------------------------------------------------------------------------
Tax            Continue to provide general tax services commensurate with past efforts.
--------------------------------------------------------------------------------
Treasury       Provide advice on other treasury-related issues (FX mgmt,
               leasing, letters of credit, investments/pension, bank
               relationships). Put in place cash mgmt structure and systems
               (collection & disbursements). Open bank accounts in the U.S. and abroad.
--------------------------------------------------------------------------------
Controller     Ribapharm compliance reporting (government and SEC filings, debt covenants). Accounting policies and procedures, U.S. GAAP, and technical accounting guidance. Ad hoc SEC reporting guidance.
               Coordination of ICN & Ribapharm earnings release and SEC filings.
--------------------------------------------------------------------------------
Insurance      Management and allocation of corporate insurance to Ribapharm, including but not limited to, excess liability, general
               liability, workers comp, fire & business interruption and
               automobile premiums.
--------------------------------------------------------------------------------